THIS AMENDING AGREEMENT is made as of October 25, 2017.

AMONG:

I-Minerals Inc., a body corporate, continued under the laws of Canada, having its head office at Suite 880 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

i-minerals USA Inc., an Idaho limited liability company, having an office c/o the Company, at Suite 880 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the “Subsidiary”)

OF THE SECOND PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 201 – 901 Pier View Drive, Idaho Falls, Idaho, U.S.A. 83402

(hereinafter called “BV”)

OF THE THIRD PART

WHEREAS:

A.	Pursuant to an agreement among the parties dated June 1, 2016 (hereinafter called the “Loan Agreement”), BV agreed to advance certain funds to the Company to advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

B.	The parties wish to amend certain of the provision of the Loan Agreement on the terms and conditions hereinafter set forth;

C.	The Subsidiary is a wholly-owned subsidiary of the Company and is the legal owner of the Helmer Bovill Property hosting the Bovill Kaolin Project in the State of Idaho, U.S.A., as referred to in Recital A. herein;

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH  that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	As consideration for BV agreeing to amend the Loan Agreement as provided for herein, the Company hereby agrees to pay BV a loan extension fee of one percent (1%) of the total amount of the Indebtedness. The parties agree that the amount of the loan extension fee is $168,151.93 U.S., and that this amount will be added to and form part of the Indebtedness.

2.	The reference to the date December 31, 2018 in sub-paragraph 4.01(c)(ii)(A) of the Loan Agreement is amended to read December 31, 2019.

3.	The reference to the date December 2, 2017 in sub-paragraph 7.01(a) of the Loan Agreement is amended to read March 31, 2019.

4.	Schedule A to the Loan Agreement is amended to read as follows:

SCHEDULE A

			2016
Actual	June	July	August	September	October	November	December
	$300,000	$300,000	$200,000	$300,000	$145,000	$175,000	Nil

			2017
Actual	January	February	March	April	May	June	July
	Nil	$125,000	$120,000	$150,000	Nil	$130,000	$120,000

	August	September	October
	$150,000	$150,000	$200,000

	2017
Budget	November	December
	$200,000	$200,000

5.	The parties agree that this Amending Agreement and the payment of the loan extension fee as provided for herein is subject to the Company receiving acceptance from the Exchange therefor. In that regard, the Company agrees to make the required application to the Exchange for said acceptance forthwith upon the execution and delivery of this Amending Agreement by each of the parties hereto.

6.	Capitalized terms used herein and not otherwise defined have the same meanings as contained in the Loan Agreement.

7.	Except as amended by this Amending Agreement, all of the other terms and conditions of the Loan Agreement remain in full force and effect.

8.	Each of the parties agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances and may be required in order to carry out the true intent and meaning of this Amending Agreement.

9.	This Amending Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amending Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument. The execution of this Amending Agreement or any other writing by any party hereto will not become effective until each party hereto has executed a counterpart of this Amending Agreement or any other writing, as the case may be.

10.	Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement and any certificates or other writings delivered in connection herewith, and such facsimile copies will be legally effective to create a valid and binding agreement between the parties in accordance with the terms and conditions of this Amending Agreement.

11.	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF this Amending Agreement has been executed as of the day and year first above written.

Executed by I-Minerals Inc. in the presence of:
/s/ Barry Girling Authorized Signatory

Executed by i-minerals USA Inc. in the presence of:
/s/ Barry Girling Authorized Signatory

Executed by BV Lending, LLC By: Ball Ventures, LLC, an Idaho limited liability company, the Member Per: /s/ Cortney Liddiard Cortney Liddiard, CEO

DATED: October 25, 2017

Among: I-Minerals Inc. OF THE FIRST PART And: i-minerals USA Inc. OF THE SECOND PART And: BV Lending, LLC OF THE THIRD PART

AMENDING AGREEMENT (TO LOAN AGREEMENT DATED FEBRUARY 18, 2015)

Tupper Jonsson & Yeadon 1710 - 1177 West Hastings Street Vancouver, B. C. V6E 2L3 Telephone: (604) 640-6355